                                                                       Exhibit 2

                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT is made and entered into this 10th day of December, 1999 (this "Agreement"), among Liberty Media Corporation, a Delaware corporation ("Liberty"), and the stockholders each other person and entity listed on the signature pages hereof (each, a "Stockholder").


                             W I T N E S S E T H :

                  WHEREAS each Stockholder is the record holder on the date hereof of the number of shares of Class A Common Stock, par value $.01 per share, of the Todd-AO Corporation, a Delaware Corporation ("Todd") ("Todd Class A Stock") and Class B Common Stock, par value $.01 per share, of Todd ("Todd Class B Stock" and, together with the Todd Class A Stock, the "Todd Stock") set forth opposite such Stockholder's name on Exhibit A hereto (all such shares and any shares of Todd Stock hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, AT&T Corp., a New York corporation ("AT&T"), B-Group Merger Corp., a Delaware corporation and wholly-owned subsidiary of AT&T ("Merger Sub"), Liberty and Todd are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Todd upon the terms and subject to the conditions provided for therein;

                  WHEREAS, as a condition to the willingness of Liberty to enter into the Merger Agreement, Liberty has required that each Stockholder agree, and, in order to induce Liberty to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement with respect to all the Shares of such Stockholder;

                  WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises, covenants and representations contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                VOTING OF SHARES

                  1.1 VOTING OF SHARES. Each Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Todd, however called (whether, annual, special or adjourned), and in any action by written consent of the stockholders of Todd, such Stockholder shall vote all Shares and all other voting securities of Todd owned beneficially or of record by such Stockholder, or with respect to which such Stockholder has the right to vote (or sign its name, as stockholder, to any consent, certificate or other document relating to Todd that the law of the State of Delaware may permit or require): (a) in favor of approval and adoption of the Reclassification (as prescribed in the Merger Agreement), which vote shall come first at the Special Meeting, (b) in favor of approval and adoption of the Merger Agreement, the Merger, the Merger Proposals, and any other transactions contemplated by the Merger Agreement (prior to any amendment thereto) for which a stockholder vote is required and (c) against any other proposal for any investment in, acquisition of, business combination with or other extraordinary transaction regarding Todd or any direct or indirect subsidiary or division thereof, including, without limitation, any merger, purchase or sale of securities or purchase or sale of assets outside the ordinary course of business; PROVIDED, HOWEVER, that each Stockholder shall not be required to vote with regard to the foregoing in the event that the Board of Directors of Todd, in accordance with
Section 7.5(b) of the Merger Agreement, withdraws or modifies its recommendation of such approval and adoption of the Merger Agreement and the Merger. Each Stockholder further agrees to vote, or to cause to be voted, in accordance with the foregoing all Shares and any other voting securities of Todd that are beneficially owned by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or control the voting of. Each Stockholder acknowledges receipt of a copy of the Merger Agreement.

                  1.2 PROXY. Each Stockholder hereby irrevocably appoints Liberty (and any officer of Liberty), with full power of substitution, the proxy of such Stockholder with full power and authority, in the event that such Stockholder shall at any time fail to perform its obligations under Section 1.1 hereof, to vote or act by consent in respect of its Shares and all of its other voting securities of Todd exclusively as provided in Section 1.1. The proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest, in accordance with Section 212 of the Delaware General Corporation Law.

                  1.3 FURTHER ASSURANCES. Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to carry out the provisions of this Agreement.

                                    ARTICLE 2
                                    COVENANTS

                  2.1 RESTRICTIONS ON TRANSFER. Each Stockholder hereby covenants and agrees that such Stockholder shall not, and shall not permit any company, trust or other entity controlled by such Stockholder to, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of its Shares or any interest therein or securities convertible there into or any voting rights with respect thereto (except, in the case of a transfer, if the transferee (A) agrees in writing to be bound by the terms and conditions of this Agreement and (B) with respect to any shares of Todd Class B Stock, would be entitled to exercise the same voting power as was exercisable by such Stockholder prior to such transfer), (ii) except as contemplated by this Agreement and the Merger Agreement, grant any proxy or power of attorney with respect to its Shares or any other voting securities of Todd, deposit any of its Shares or any other voting securities of Todd into a voting trust or enter into a voting agreement with respect to its Shares or any other voting securities of Todd; or (iii) take any action that would have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Each Stockholder hereby agrees with, and covenants to, each other party hereto, that such Stockholder shall not request that Todd register the transfer (book entry or otherwise) of any certificate or uncertificated interest representing any of its Shares, unless such transfer is made in compliance with this Agreement (including the provisions of this Section 2.1).

                  2.2 CHANGES IN TODD STOCK. In the event of a stock dividend or distribution, or any change in Todd's stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder, severally and not jointly, hereby represents and warrants to Liberty as follows:

                  3.1 DUE ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder, if it is a trust, corporation or other legal entity, is duly organized and validly existing under the laws of the jurisdiction of its organization. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations thereunder have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize such execution, delivery and performance.

This Agreement has been duly and validly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Liberty, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  3.2 TITLE TO SHARES. Such Stockholder is the record or beneficial owner of its Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, proxy or voting restrictions, charges and other encumbrances of any nature whatsoever, except as provided for herein and as contemplated by the Merger Agreement, and, with respect to any Shares held by a Stockholder as trustee for the benefit of any other person, except for the rights of all beneficiaries under such trusts, which rights are not inconsistent with the provisions of this Voting Agreement. Except as set forth in the Disclosure Schedule attached to the Merger Agreement, such Stockholder does not own or hold any rights to acquire any additional shares of Todd Stock or other securities of Todd or any interest therein or any voting rights with respect to any additional shares of Todd Stock or any other securities of Todd.

                  3.3 NO CONFLICT. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations hereunder shall not (i) conflict with or violate the trust and/or organizational documents of such Stockholder, (ii) conflict with or violate any order, judgment or decree applicable to such Stockholder or by which its Shares or any of its other securities of Todd are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Shares or any of its other securities of Todd pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or its Shares or its other securities of Todd are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

                                    ARTICLE 4
                                     GENERAL

                  4.1 TERM. This Agreement shall become effective on the date hereof and shall continue in effect until the first to occur of (i) the termination of the Merger Agreement in accordance with its terms (other than any such termination following a material breach of the Merger Agreement by Todd or any Stockholder), (ii) the consummation of the Merger and all other transactions contemplated by the Merger Agreement, and (iii) the adoption by the Board of Directors of Todd, by unanimous written consent or at a meeting duly convened and held in accordance with the by-laws of Todd as then in effect, of a resolution withdrawing or modifying the Todd Board's recommendation of the Merger and the Merger Agreement pursuant to Section 7.5(b) of the Merger Agreement, in accordance with the terms thereof. Upon termination of this Agreement, except for any rights a party may have in respect of any breach by another party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

                  4.2 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  4.3 ENTIRE AGREEMENT. This Agreement (together with the Merger Agreement and the other agreements and documents expressly contemplated hereby and thereby) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to such subject matter.

                  4.4 AMENDMENT. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Liberty and each of the Stockholders affected by such amendment, change, supplement, waiver, modification or termination.

                  4.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any transfer of Shares notwithstanding, the applicable transferor shall remain liable for the performance of all obligations under this Agreement of such transferor.

                  4.6 SEVERABILITY. If any term or other provision of this Agreement or the application thereof is held invalid, illegal or incapable of being enforced to any extent by any rule of law or public policy, the remainder of this Agreement and the application of such term or provision to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law. Upon such determination that any term or other provision or application thereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms, other provisions and application of this Agreement remain as originally contemplated and to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  4.7 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

                  4.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that state, without reference to rules governing conflicts of law.

                  4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed shall be an original instrument and all of which taken together shall constitute one and the same agreement.

                  4.10 CERTAIN TAX MATTERS. The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Liberty covenants and agrees that it shall not take (and shall use commercially reasonable efforts to cause Parent not to take), and that it shall cause Liberty's subsidiaries not to take (including, in the case of Liberty following the consummation of the Post-Merger Restructuring Transactions, that it shall cause the Surviving Corporation not to take) any action that would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.Agreement.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF LIBERTY

         5.1 REPRESENTATIONS AND WARRANTIES. Liberty represents and warrants to each Stockholder that the statements in the proposed form of certificate (the "Certificate") to be delivered by Liberty in connection with the opinions to be delivered pursuant to Sections 8.2(f), 8.3(e) and 8.4(f) of the Merger Agreement, a copy of which form of certificate is attached to the Merger Agreement in Exhibit 7.14, are true and correct as of the date hereof, assuming for purposes of this sentence that the Merger had been consummated on the date hereof, and agrees that, at and prior to the Effective Time, Liberty will not take any action that would cause any of the statements in the Certificate to be false as of the Effective Time. Liberty represents and warrants, without any investigation, that it has no reason to believe that any of the statements made by Parent in the proposed form of certificate to be delivered by Parent pursuant to Sections 8.2(f), 8.3(e) and 8.4(f) of the Merger Agreement, a copy of which form of certificate is attached to the Merger Agreement in Exhibit 7.14, are not true and correct as of the date hereof, assuming for purposes of this sentence that the Merger had been consummated on the date hereof, and has no reason to believe that, at and prior to the Effective Time, Parent intends to take any action that would cause any of the statements in the Certificate to be false as of the Effective Time. Unless (and then only to the extent) otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar applicable provision of state or local income or franchise tax law, Liberty agrees (i) to report the Merger on all tax returns and other filings by Liberty as a tax-free reorganization within the meaning of Section 368(a) of the Code and (ii) not to take (and to use commercially reasonable efforts to cause Parent not to take) any position in any audit, administrative proceeding or litigation that is inconsistent with the characterization of the Merger as such a reorganization.

         Anything contained herein to the contrary notwithstanding, each of the Stockholders (on behalf of itself and, in the case of a trust, on behalf of each of the record and beneficial owners of the Shares) acknowledges and agrees that Liberty has not made, and hereby disclaims, any representation or warranty that Liberty has any ability, power or authority to cause Parent to take or refrain from taking any action whatsoever.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                LIBERTY MEDIA CORPORATION

                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                -----------------------------------------------
                                Marshall Naify, individually and as Trustee for the Trusts indicated on Exhibit A


                                -----------------------------------------------
                                Robert A. Naify, individually and as Trustee for the Trusts indicated on Exhibit A

                                    Exhibit A

                           List of Existing Securities

                 Stockholders' Holdings of Company Common Stock


                                                                   Number of Class A
                                                                      Common Stock                      Number of Class B
        Registered Holder                                             Shares Held                      Common Shares Held
Marshall Naify, Trustee of the Marshall                                1,142,517                              678,838
Naify Revocable Trust (dated February 3,
1997)

Robert A. Naify, Trustee of the Robert A.                              1,034,174                              906,290
Naify Living Trust (dated February 8, 1991)

Robert A. Naify, Trustee of the Francesca P.                             110,000
Naify Marital Trust (dated November 30, 1990).

Marshall Naify, Robert A. Naify and                                       30,166
Georgette N. Rosekrans, Trustees of the
Michael A. Naify Testamentary Trust f/b/o
Marshall Naify (dated November 19, 1976)

Marshall Naify, Robert A. Naify and                                       30,166
Georgette N. Rosekrans, Trustees of the
Michael A. Naify Testamentary Trust f/b/o
Georgette N. Rosekrans (dated November 19,
1976)

Total Shares                                                           2,347,023                            1,585,128
